UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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DYAX CORP.

(Name of Registrant as Specified in its Charter)

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Explanatory Note

This filing on Schedule 14A of definitive additional materials (this “Supplement”) is being made to supplement the April 14, 2014 filing of Dyax Corp.’s definitive proxy statement (the “Proxy Statement”). The purpose of this Supplement is to update the Amended and Restated 1995 Equity Incentive Plan attached as Appendix A to the Proxy Statement.

This Supplement should be read together with the Proxy Statement, which you may have already received by mail and which is available at both www.dyax.com and https://materials.proxyvote.com/26746E. If you are not able to access the Proxy Statement on either website, please call Dyax’s Investor Relations department at (617) 225-2500 or write to Dyax Corp.’s principal executive offices at 55 Network Drive, Burlington, Massachusetts 01803, Attn: Investor Relations.

Appendix A - Updated

As amended by the Board through February 27, 2014

DYAX CORP.

AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the Dyax Corp. 1995 Equity Incentive Plan (the “Plan”) is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2. Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

“Committee” means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan or a specified portion thereof; provided, however, that in any instance the Board of Directors may take away any action delegated to the Committee hereunder. If a Committee is authorized to grant Awards to a Reporting Person or a “covered employee” within the meaning of Section 162(m) of the Code, each member shall be a “Non-Employee Director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means Dyax Corp., a Delaware corporation.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

“Effective Date” means July 13, 1995.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

“Incentive Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision, and any regulation thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

“Other Stock-Based Award” means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Cycle” or “Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

“Performance Goals” means with respect to any Performance Cycle, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Cycle or within such period after the beginning of the Performance Cycle as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common Stock, (ii) product or service sales or market share, (iii) revenues, (iv) return on equity, assets, or capital, (v) economic profit (economic value added), (vi) total shareholder return, (vii) costs, (viii) expenses, (ix) margins, (x) earnings or earnings per share, (xi) cash flow, (xii) cash balances (xiii) customer satisfaction, (xiv) operating profit, (xv) research and development progress, (xvi) clinical trial progress, (xvii) licensing, (xviii) product development, (xix) manufacturing, or (xx) any combination of the foregoing, including without limitation, goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Shares” mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

“Reporting Person” means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

“Restricted Period” means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

“Restricted Stock” means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

“Stock Appreciation Right” or “SAR” means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

“Stock Unit” means an award of Common Stock or units, including without limitation units of Restricted Stock, that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

“Transferable for value” means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

Section 3. Administration

The Plan shall be administered by the Committee; provided, however, that in any instance the Board of Directors may take any action delegated hereunder to the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4. Eligibility

All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5. Stock Available for Awards

(a)          Subject to adjustment under subsection (b), and after giving effect to the 0.652-for-one reverse stock split of the Company’s Common Stock affected in March 1998, Awards may be made under the Plan for up to ~~Twenty-One~~Thirty Million Six Hundred Thirty-One Thousand Two Hundred Eighty-Six (~~21,631,286~~30,631,286) shares of Common Stock, which number includes shares previously issued upon exercise of options granted under the Plan. The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant shall not exceed 750,000 shares in the aggregate in any calendar year, except that for grants to a new employee during the calendar year in which his or her service as an employee first commences such number shall not exceed 1,500,000 shares, and that both limits are subject to adjustment under subsection (b). If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)          In the event that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock then an equitable adjustment shall be made (subject, in the case of Incentive Stock Options, to any limitation required under the Code) to any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing as determined by the Committee to be appropriate, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6. Stock Options

(a)          Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder. No Incentive Stock Option may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.

(b)          The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

(c)          Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)          No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

(e)          The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7. Stock Appreciation Rights

(a)          Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option shall have an exercise price not less than 100% of the Fair Market Value of the Common Stock on the date of award may be granted at such exercise prices as the Committee may determine. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

(b)          An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the Common Stock is usually traded.

Section 8. Performance Shares

(a)          Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

(b)          The Committee shall establish Performance Goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c)          As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. Restricted Stock

(a)          Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b)          Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

Section 10. Stock Units

(a)          Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

(b)          Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.         Other Stock-Based Awards

(a)          Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

(b)          The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12. General Provisions Applicable to Awards

(a)          Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b)          Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award, in the discretion of the Committee. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter, including without limitation any determination regarding the achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award.

(c)          Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property, and the manner of determining the amount or value thereof. Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine. The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(d)          Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e)          Termination of Service. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or other service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. Unless the Committee otherwise provides in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which he or she renders such service ceases to be an Affiliate of the Company.

(f)          Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(g)          Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h)          Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(i)          Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including changing the date of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

(j)          Limitations on Transferability of Awards. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code.

(k)          Section 409A.            No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code and any regulations thereunder.

Section 13. Miscellaneous

(a)          No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

(b)          No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)          Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

(d)          Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Committee determines to be necessary or advisable.

(e)          Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.